EXHIBIT 11

                 Statement re: Computation of Per Share Earnings




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
                                        EAST TEXAS FINANCIAL SERVICES, INC.

                                  Statement re: Computation of Per Share Earnings
                                       Fiscal Year Ended September 30, 1998


                                    Total Shares              Unallocated               Total Shares
                                    Outstanding               ESOP Shares*              For EPS Calculation
                                    -----------               ------------              -------------------
September 30, 1997                  1,539,461                     97,593                     1,441,868
October 31, 1997                    1,539,461                     97,593                     1,441,868
November 30, 1997                   1,539,461                     97,593                     1,441,868
December 31, 1997                   1,539,461                     97,593                     1,441,868
January 31, 1998                    1,539,461                     97,593                     1,441,868
February 28, 1998                   1,539,461                     97,593                     1,441,868
March 31, 1998                      1,539,461                     97,593                     1,441,868
April 30, 1998                      1,539,461                     97,593                     1,441,868
May 31, 1998                        1,539,461                     97,593                     1,441,868
June 30, 1998                       1,539,461                     97,593                     1,441,868
July 31, 1998                       1,541,029                     97,593                     1,443,436
August 31, 1998                     1,464,056                     97,593                     1,366,463
September 30, 1998                  1,464,056                     81,536                     1,382,520

                  Weighted average number of shares outstanding
                  for the year ended September 30, 1998, for earnings
                  per share calculation                                                        1,431,623

                  Stock options outstanding at September 30, 1998:                               148,843
                                                                                                 -------

                  Exercise price of stock options:                                       $9.42 per share
                                                                                         ---------------

                  Average stock price for the 12 month period ended
                  September 30, 1998                                                            $14.3109
                                                                                             -----------
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
                                                                       12 Months Ended
Basic Earnings Per Share                                                 September 30,
------------------------                                                 -------------
                                                                1998                           1997
                                                                ----                           ----
Income available to common stockholders                       $560,946                          $766,775
                                                              ========                          ========

Weighted average number of common shares
    outstanding for basic EPS calculation                     1,431,623                        1,470,358
                                                              =========                        =========

                  Basic Earnings Per Share                         $.39                             $.52
                                                                   ====                             ====

Diluted Earnings Per Share

Income available to common stockholders                       $560,946                          $766,775
                                                              ========                          ========

Weighted average number of common shares
    outstanding for basic EPS calculation                     1,431,623                        1,470,358
                                                              =========                        =========

Weighted average common shares issued under
    stock options plans                                         150,019                          151,587


Less weighted average shares assumed
    repurchased with proceeds                                  (98,755)                        (122,466)

Weighted average number of common shares
    outstanding for diluted EPS calculation                   1,482,887                        1,499,479

                  Basic Earnings Per Share                         $.38                             $.51
                                                                   ====                             ====

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